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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

  Our audits included the consolidated financial statement schedule of Arthur
J. Gallagher & Co. (Gallagher) listed in Item 14(a). This schedule is the responsibility of Gallagher's management. Our responsibility is to express an opinion based on our audits. In our opinion, with respect to which the date is January 20, 2000, the consolidated financial statement schedule referred to above, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

  We consent to the incorporation by reference in the Registration Statements (Form S-8, No. 33-604 and Form S-8, No. 33-14625) pertaining to the Arthur J. Gallagher & Co. Incentive and United Kingdom Incentive Plans, in the Registration Statements (Form S-8, No. 33-24251, Form S-8, No. 33-38031 and Form S-8, No. 333-57155) pertaining to the Arthur J. Gallagher & Co. 1988 Incentive and 1988 Nonqualified Stock Option Plans, in the Registration Statement (Form S-8, No. 33-30816) pertaining to the Arthur J. Gallagher & Co. Non-Employee Directors' Stock Option Plan, in the Registration Statements (Form S-8, No. 33-64614 and Form S-8, No. 33-80648) pertaining to the Arthur J. Gallagher & Co. 1988 Incentive, 1988 Nonqualified, and Non-Employee Directors' Stock Option Plans, in the Registration Statement (Form S-8, No. 333-06359) pertaining to the Arthur J. Gallagher & Co. 1988 Nonqualified and Non-Employee Directors' Stock Option Plans, in the Registration Statement (Form S-4, No. 333-75197) for the registration of 1,175,000 shares of common stock, in the Registration Statement (Form S-3, No. 333-84139) for the registration of 25,000 shares of common stock, and in the related Prospectuses, of our report dated January 20, 2000 with respect to the consolidated financial statements included herein, and our report included in the preceding paragraph with respect to the consolidated financial statement schedule included in this Annual Report on Form 10-K of Arthur J. Gallagher & Co.

                                          /s/ Ernst & Young LLP
                                          -------------------------------------
                                          Ernst & Young LLP

Chicago, Illinois
March 22, 2000